UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 16, 2016

SERITAGE GROWTH PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	001-37420	38-3976287
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

489 Fifth Avenue, 18th Floor New York, New York, 10017
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (212) 355-7800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On September 16, 2016, Seritage Growth Properties ("Seritage") announced that pursuant to the terms of the master lease (the "Master Lease") between subsidiaries of Seritage and subsidiaries of Sears Holdings Corp. ("Sears Holdings"), Sears Holdings has exercised its right under  the Master Lease to terminate the Master Lease with respect to 17 unprofitable stores totaling 1.7 million square feet of gross leasable area.  The aggregate annual base rent at these stores is approximately $5.8 million, or 2.8% of the Company's total annual base rent as of June 30, 2016, including all signed leases.  Sears Holdings will continue to pay Seritage rent until it vacates the stores which is expected to occur in January 2017.  Pursuant to the Master Lease, Sears Holdings will also pay Seritage a termination fee equal to one year of the aggregate annual base rent, plus estimated operating expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

Date: September 16, 2016	By:	/s/ Matthew Fernand
Name: Matthew Fernand
Title: Executive Vice President, General Counsel & Secretary